Exhibit 3.2

AMENDED BYLAWS

OF

OF US GOLD CORPORATION

ARTICLE I

Principal Office and Corporate Seal

                Section l. The principal office and place of business of the Corporation in the State of Colorado shall be at Alma, Colorado. Other offices and places of business may be established from time to time by resolution of the board of directors or as the business of the Corporation may require.

                Section 2. The seal of the corporation shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the board of directors, which shall have power to alter the same at pleasure. The Corporation may use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE II

Shares and Transfer Thereof

                Section 1. The shares of this Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book entry system maintained by the registrar of such stock, or a combination of both.  To the extent that the shares are represented by certificates, such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                Section 2. To the extent that shares are represented by certificates, no new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

                Section 3. In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory of the board of directors.

                Section 4. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders or for payment of a dividend, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken or after the date on which the dividend is declared.  If the board of directors does not fix in advance a record date, as above provided, then the record date for the determination of shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose shall be thirty days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

ARTICLE III

Shareholders and Meetings Thereof

                Section 1. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

                Section 2. Meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or outside the State of Colorado, as may be determined by the Board of Directors.

                Section 3. In the absence of a resolution of the board of directors providing otherwise, the annual meeting of shareholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held within the first six months of each fiscal year.  On such date as may be determined from time to time by the Board of Directors; and that if not otherwise provided for, said annual meeting shall be held on the 30th day of June at 9:00 A.M. at the Company’s offices in Victor, Colorado.

                Section 4. Special meetings of shareholders may be called by the president, the board of directors or the holders of not less that one-tenth of all the shares entitled to vote at the meeting.

                Section 5. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased, at least thirty days’ notice shall be given.  Notice to shareholders of record, if mailed, shall be deemed given as to any shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the Corporation.

                Section 6. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten days before such meeting, shall be kept on file at the principal office of the Corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

                Section 7. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE IV

Directors, Powers and Meetings

                Section 1. The business and affairs of the Corporation shall be managed by a board of seven directors who need not be shareholders of the Corporation or residents of the State of Colorado and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders or until their successors shall have been elected and shall qualify. The board of directors may increase or decrease, to not less than three, the number of directors by resolution to the board.

                Section 2. The annual meeting of the board of directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the board of directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. Regular meetings of the board of directors may be held without notice as determined by resolution adopted by the board.

                Section 3. Special meetings of the board of directors or any committee designated by said board may he called at any time by the president or by any director, and may be held within or outside the State of Colorado at such time and place as the notice or waiver thereof may specify.  Notice of such meetings shall be mailed or telegraphed to the last known address of each director at least five days, or shall be given to a director in person or by telephone at least forty-eight hours, prior to the date or time fixed for the meeting.  Special meetings of the board of directors may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by law, the articles of incorporation or these bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the board of directors or any committee designated by said board need be specified in the notice or waiver of notice of such meeting.

                Section 4. Except as may be otherwise provided by the Articles of Incorporation or Bylaws, members of the board of directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                Section 5. A quorum at all meetings of the board of directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum be secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the laws of the State of Colorado or by the articles of incorporation or these bylaws.

                Section 6. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and shall qualify.

                Section 7. Directors may receive such compensation as may be established by appropriate resolution of the board of directors and in addition thereto, shall receive reasonable traveling expense, if any is required, for attendance at such meetings.

                Section 8. The board of directors, by resolution adopted by a majority of the number of directors may designate from among its members an executive committee, and one of more other committees each of which, to the extent provided in the resolution shall have all of the authority of the board of directors; but no such committee shall have the authority of the board of directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the bylaws of the Corporation. The designation of such committees and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

                Section 9. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote at an election of directors, remove the entire board of directors or any lesser number, with or without cause.

ARTICLE V

Officers

                Section 1. The elective officers of the Corporation shall consist of at least a president, a secretary and a treasurer each of whom shall be eighteen years or older and who shall be elected by the board of directors at its first meeting after the annual meeting of shareholders. Unless removed in accordance with procedures established by law and these bylaws, the said officers shall serve until the next succeeding annual meeting of the board of directors and until their respective successors are elected and shall qualify. Any two offices, but not more than two, may be held by the same person at the sane time, except that one person may not simultaneously hold the offices of president and secretary.

                Section 2. The board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the board, and shall be paid such compensation as may be directed by the board.

                Section 3. The officers of the Corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the board of directors.

(a) The president shall be the chief executive of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and of the board of directors. The president or a vice president, unless some other person is specifically authorized by the board of directors, shall sign all stock certificates, bonds, deeds, mortgages, leases and contracts of the Corporation. The president shall perform all the duties commonly incident to this office and such other duties as the board of directors shall designate.

(b) In the absence or disability of the president, the vice president or vice presidents, if any, in order of their rank as fixed by the board of directors, and if not ranked, the vice presidents in the order designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall have such other powers and perform such other duties as may from time to time be assigned to him by the president.

(c) The secretary shall keep accurate minutes of all meetings of the shareholders and the board of directors. He shall keep, or cause to be kept a record of the shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the shareholders of the board of directors. The secretary shall be custodian of the records and of the seal of the Corporation and shall and shall attest the affixing of the seal of the Corporation when so authorized. The secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president.

(d) An assistant secretary may, at the request of the secretary, or in the absence or disability of the secretary, perform all of the duties of the secretary. He shall perform such other duties as may be assigned to him by the president or by the secretary.

(e) The treasurer, subject to the order of the board of directors, shall have the care and custody of the money, funds, valuable papers and documents of the Corporation. He shall keep accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the corporation when so requested by the board of directors or president. The treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president. In the absence or disability of the president and vice president or vice presidents, the treasurer shall perform the duties of the president.

(f) An assistant treasurer may, at the request of the treasurer, or in the absence or disability of the treasurer, perform all of the duties of the treasurer. He shall perform such other duties as may be assigned to him by the president or by the treasurer.

                Section 4. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the board of directors. The board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the board may deem advisable.

                Section 5. In the event of absence or inability of any officer to act, the board of directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

                Section 6. Any officer or agent may be removed by the board of directors or by the executive committee, if any, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

ARTICLE VI

Finance

                Section 1. The board of directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purpose.

                Section 2. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies, as the board of directors shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person or persons as the board of directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.

                Section 3. The fiscal year of the Corporation shall be determined by resolution of the board of directors.

ARTICLE VII

Waiver of Notice

                With any notices required by law or under these bylaws to be given to any shareholder or director of the corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein shall be the equivalent to the giving of such notice.

ARTICLE VIII

Action Without a Meeting

                Section 1. Any action required to be taken at a meeting of the directors, executive committee, or other committee of the directors, or shareholders of this Corporation, or any action which may be taken at a meeting of directors, executive committee, or other committee of the directors, or shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors, executive or other committee members or shareholders entitled to vote with respect to the subject matter thereof.

                Section 2. Such consent shall have the same force and effect as a unanimous vote of the directors, executive committee or other committee members or shareholders, as the case may be and may be stated as such in any articles or document filed with the Secretary of State of Colorado.

ARTICLE IX

Indemnification of Directors, Officers and Others

                Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

                Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

                Section 4. Any indemnification under Sections 1 and 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 and 2 of this Article IX.  Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

                Section 5. Expenses incurred (including attorneys’ fees) in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors as provided in Section 4 of this Article IX upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.

                Section 6.  The board of directors may exercise the Corporation’s power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability hereunder or otherwise.

                Section 7. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the articles of incorporation, these bylaws, agreement, vote of shareholders or disinterested directors, the Colorado Corporation Code, or otherwise, and any procedure provided for by any of the foregoing both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE X

Amendments

                Subject to repeal or change by action of the shareholders, these bylaws may be altered, amended or repealed at the annual meeting of the board of directors or at any special meeting of the board called for that purpose.

ARTICLE XI

Gender

                Whenever in these Bylaws the masculine gender is used, it shall be deemed to include the feminine gender.